EXHIBIT 21
                                                              ----------

                           EMC INSURANCE GROUP INC.
                             ORGANIZATIONAL CHART

                       ...............................
                       :                             :
                       :   EMC INSURANCE GROUP INC.  :
                       :.............................:
                                      :
                                      :
                                      :
                                      :
                ......................:................................
                :                                                     :
                :                                                     :
Illinois EMCASCO Insurance Company                                   EMC
Dakota Fire Insurance Company                                    Reinsurance
Farm and City Insurance Company                                    Company
EMCASCO Insurance Company
                :
                :
       EMC Underwriters, LLC